                                                                Exhibit 10.11(b)

                    FIRST AMENDMENT TO THE LICENSE AGREEMENT

         First Amendment to the License Agreement (this "Amendment"), dated as of July 1, 2003, by and among Interactive Systems Worldwide Inc. (formerly known as International Sports Wagering Inc.) ("ISW"), a corporation organized under the laws of the State of Delaware and Global Interactive Gaming Limited (formerly known as Global Interactive Gaming AG, a Swiss Corporation) ("GIG"), an English corporation.

                                    RECITALS

         WHEREAS, ISW and GIG are parties to a License Agreement, dated as of March 17, 2000 (the "License Agreement"); and

         WHEREAS, on July 31, 2002, ISW Acquisition Co., LLC, a Delaware limited liability company and a wholly-owned subsidiary of ISW, acquired 100% of the issued share capital of GIG (the "Acquisition"); and

         WHEREAS, in connection with the Acquisition, (i) ISW and GIG terminated
(x) the Escrow Account and the Escrow Agreement established pursuant to Section
5.6 of the License Agreement and (y) the Software Escrow Agreement established pursuant to Section 13.1 of the License Agreement and (ii) certain of the warrants issued by ISW to GIG pursuant to that certain warrant agreement were assigned by GIG at closing of the Acquisition to certain of its shareholders and the remaining warrants held by GIG were subsequently cancelled; and

         WHEREAS, ISW and GIG desire to amend the License Agreement as provided herein.

         Now therefore, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

(c) Amendment Effective Date

         This Amendment is effective as of November 16, 2002 (the "Amendment Effective Date") without any further action by the parties to this Amendment.

(d) Amendments to the License Agreement

         The License Agreement is hereby amended as of the Amendment Effective Date as follows:

         (1) Paragraph D of Article One of the License Agreement is hereby deleted in its entirety.

         (2) The definition of "Territory" set forth in Section 2.1 of the License Agreement is hereby deleted in its entirety and the following is placed in its stead:

                  "Territory" shall mean the United Kingdom, the Republic of Ireland and their respective territories.

         (3) The following Defined Terms and their corresponding Section References shall be deleted from Section 2.2 of the License Agreement:

                  "Acceptance"

                  "Acceptance Notice"

                  "Acceptance Testing"

                  "PRMs"

                  "Software Escrow"

                  "Warrant Agreement"

         (4) Section 3.1(a) of the License Agreement is hereby deleted in its entirety and the following is placed in its stead:

                  "Licensor hereby grants to Licensee, subject to the terms and conditions of this Agreement, a non-exclusive license (the "License") to use the Licensed Technology, in the Field of Use, within the Territory and at the Designated Locations."

         (5) The first sentence of Section 3.7 of the License Agreement is hereby deleted in its entirety and the following is placed in its stead:

                  "Upon the express written consent of ISW which consent may be granted or withheld by ISW in its sole discretion, Licensee shall be permitted to sublicense the Licensed Technology to any person or entity in the Territory, subject to the following conditions:"

         (6) Section 4.4 of the License Agreement is hereby deleted in its entirety.

         (7) Section 4.5 of the License Agreement and all references thereto in the License Agreement are hereby deleted in their entirety.

         (8) Section 4.6 of the License Agreement and all references thereto in the License Agreement are hereby deleted in their entirety.

         (9) Section 4.8 of the License Agreement and all references thereto in the License Agreement are hereby deleted in their entirety.

         (10) Section 7.1 of the License Agreement is hereby deleted in its entirety and the following is placed in its stead:

                  "This Agreement shall commence on the Effective Date and shall terminate upon expiration of the last to expire of the Patents (the "Term"). Upon the expiration of the Term of this Agreement in accordance with this Section 7.1, Licensee shall hold a fully paid up non-exclusive license to the Licensed Technology in the Territory, in the Field of Use."

         (11) Section 8.6 of the License Agreement is hereby deleted in its entirety.

         (12) Article 13 of the License Agreement is hereby deleted in its entirety.

         (13) Section 15.15 of the License Agreement is hereby deleted in its entirety and the following is placed in its stead:

                  "All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class' registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), telegram or facsimile, addressed as follows:


                  (i) If to Licensor:

                           Interactive Systems Worldwide Inc.
                           Two Andrews Drive, 2nd Floor
                           West Paterson, New Jersey  07424
                           United States of America
                           Attention: President

                           Fax:  973- 256-8211


                           with a copy to:

                           Richard M. Hoffman, Esq.
                           Friedman Kaplan Seiler & Adelman LLP
                           1633 Broadway
                           New York, New York  10019-6708

                           Fax:  212-833-1250

                  (ii) If to Licensee:

                           Global Interactive Gaming Limited
                           Centre Point Tower
                           103 New Oxford Street
                           London, WC1A 1 DD

                           Attention: General Counsel

                           Fax:  +44 (0) 20 7663 8951


         (14) Section 15.17(b) the License Agreement is hereby deleted in its entirety.

         (15) Section 15.19 of the License Agreement is hereby deleted in its entirety and the following is placed in its stead:

                  "Any dispute or controversy under this Agreement shall be finally resolved in binding arbitration to be held in New York, New York, pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The arbitration panel shall consist of three arbitrators appointed in accordance with such Rules, all of whom shall have experience with computer software and licensing matters as finally determined by the AAA. All testimony shall be transcribed and any award shall be accompanied by written findings of fact and a written statement of reasons for the decision and such findings and written materials shall be deemed to be Proprietary and Confidential Information. All costs of the arbitration including but not limited to reasonable attorney's fees and costs of investigating and pursuing the arbitration, expert witnesses and other similar expenses may be awarded to the prevailing party in arbitration as the arbitrators see fit. Judgment upon any award made in such arbitration may be entered and enforced in and by any court of competent jurisdiction. Notwithstanding the foregoing, each party shall preserve the right to seek injunctive or other interim relief in aid of arbitration before a court of competent jurisdiction. Both parties consent to any suit, action or proceeding being brought for such purpose to be brought exclusively in the federal or state courts sitting in New York, New York. Both parties irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereby designates the following as their agents for service of all process pursuant to this Agreement:

                               United Corporate Services Inc.
                               15 East North Street
                               Dover, DE  19901


         (16) Article 18 of the License Agreement is hereby deleted in its entirety.

         (e) Miscellaneous

         (a) Governing Law.

         This Amendment, the rights and the obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

         (b) Counterparts.

         For the convenience of the parties, this Amendment may be executed in two counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts.

         (c) Definitions.

         Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the License Agreement.

                      [signature page follows immediately]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                            INTERACTIVE SYSTEMS WORLDWIDE INC.



                                            By:/s/ Barry Mindes
                                               ----------------
                                            Name: Barry Mindes
                                            Title: Chairman



                                            GLOBAL INTERACTIVE GAMING LIMITED



                                            By:/s/ Bernard Albanese
                                               --------------------
                                            Name: Bernard Albanese
                                            Title: Director